Exhibit 11.2

Consent of Independent Auditor

We consent to the use in this Post Qualification Amendment No. 6 of Regulation A Offering Statement on Form 1-A of our report dated April 15, 2019, relating to the financial statements of Fundrise West Coast Opportunistic REIT, LLC, appearing in this Post-Qualification Amendment of Regulation A Offering Statement.

We also consent to the reference of our firm under the heading “Experts” in such Post-Qualification Amendment of Regulation A Offering Statement.

/s/ RSM US LLP

McLean, Virginia

September 5, 2019